UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  May 31, 2019
(May 30, 2019)
CALERES, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value of $0.01 per share	CAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 30, 2019, three proposals described in the Notice of Annual Meeting of Shareholders dated April 18, 2019, were voted upon:

1.
The shareholders elected 4 directors, Ward M. Klein, Steven W. Korn, W. Patrick McGinnis and Diane M. Sullivan, each for a term of three years, and 1 director, Lisa A. Flavin, for a term of two years. The voting for each director was as follows:

Directors	For	Withheld	Broker Non-Votes
Ward M. Klein	33,413,917	3,137,426	1,705,197
Steven W. Korn	33,659,269	2,892,074	1,705,197
W. Patrick McGinnis	33,486,751	3,064,592	1,705,197
Diane M. Sullivan	32,482,042	4,069,301	1,705,197
Lisa A. Flavin	36,384,738	166,605	1,705,197

The following directors have terms of office that continue after the meeting: W. Lee Capps III, Carla Hendra, Patricia G. McGinnis, Wenda Harris Millard, Brenda C. Freeman, Lori H. Greeley, and Mahendra R. Gupta.

2.	The shareholders ratified the appointment of our independent registered public accountants, Ernst & Young LLP. The voting was as follows:

For	Against	Abstaining
37,557,812	660,407	38,321

3.	The shareholders approved the advisory resolution regarding executive compensation (“say on pay”). The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
32,546,025	3,723,348	281,970	1,705,197

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.

Date: May 31, 2019	By: /s/ Thomas C. Burke
Thomas C. Burke
Vice President, General Counsel and Secretary